Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 (No. 333-205414) and related prospectus of Aytu BioScience, Inc. of our report dated September 28, 2015, except for Note 11 as to which the date is October 14, 2015. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement and prospectus.

/s/ EKS&H LLLP

Denver, Colorado

October 14, 2015